November 27, 2024

The Advisors’ Inner Circle Fund II

One Freedom Valley Drive

Oaks, Pennsylvania 19456

Re:	Opinion of Counsel regarding Post-Effective Amendment No. 311 to the Registration

Statement filed on Form N-1A under the Securities Act of 1933 (File No. 033-50718)

Ladies and Gentlemen:

We have acted as counsel to The Advisors’ Inner Circle Fund II (the “Trust”), a Massachusetts voluntary association (commonly known as a business trust), in connection with the above-referenced registration statement (as amended, the “Registration Statement”), which relates to the Trust’s units of beneficial interest, with no par value per share (collectively, the “Shares”) of the following portfolio of the Trust: the Reaves Infrastructure Fund (the “Fund”). This opinion is being delivered to you in connection with the Trust’s filing of Post-Effective Amendment No. 311 to the Registration Statement (the “Amendment”) to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “1933 Act”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, copies of the following documents:

(a)	a certificate of the Commonwealth of Massachusetts certifying that the Trust is validly existing under the laws of the Commonwealth of Massachusetts;

(b)	the Amended and Restated Agreement and Declaration of Trust for the Trust, dated July 24, 1992, as amended and restated as of February 18, 2004 and August 10, 2004, and as amended May 15, 2012 and September 26, 2022 (the “Declaration of Trust”), and the Third Amended and Restated By-Laws, dated October 23, 2020 (the “By-Laws”);

(c)	a certificate executed by Matthew M. Maher, the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Declaration of Trust and By-Laws, and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Fund; and

Morgan, Lewis & Bockius llp 2222 Market Street Philadelphia, PA 19103 United States	+1.215.963.5000 +1.215.963.5001

(d)	a printer’s proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers and representatives of the Trust. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP